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                                                                    EXHIBIT 99.1

                               EGGHEAD.COM, INC.

                  1997 NONOFFICER EMPLOYEE STOCK OPTION PLAN

SECTION 1.  PURPOSE

     The purpose of the 1997 Nonofficer Employee Stock Option Plan (the "Plan") is to provide a means whereby selected employees of Egghead.com, Inc. (the "Company") and selected employees (including employees who are officers or directors) of any parent or subsidiary (as defined in subsection 5.7 and referred to hereinafter as "related corporations") thereof, who are not officers or directors of the Company, may be granted nonqualified stock options to purchase the Common Stock (as defined in Section 3) of the Company, in order to attract and retain the services or advice of such employees and officers and to provide added incentive to such persons by encouraging stock ownership in the Company.

SECTION 2.  ADMINISTRATION

     This Plan shall be administered by the Board of Directors of the Company (the "Board") or a committee or committees (which term includes subcommittees) appointed by, and consisting of two or more members of, the Board. Committee members shall serve for such term as the Board may determine, subject to removal by the Board at any time. In addition to any committees appointed by the Board to administer the Plan and to the extent consistent with applicable law, the Board may also authorize a senior executive officer of the Company to administer the Plan, within limits specifically prescribed by the Board. The administrator of this Plan shall hereinafter be referred to as the "Plan Administrator."

     Except for the terms and conditions explicitly set forth in this Plan, the Plan Administrator shall have the authority, in its discretion, to determine all matters relating to the options to be granted under this Plan, including selection of the individuals to be granted options, the number of shares to be subject to each option, the exercise price, and all other terms and conditions of the options. Grants under this Plan need not be identical in any respect, even when made simultaneously. The interpretation and construction by the Plan Administrator of any terms or provisions of this Plan or any option issued hereunder, or of any rule or regulation promulgated in connection herewith, shall be conclusive and binding on all interested parties.


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SECTION 3.  STOCK SUBJECT TO THIS PLAN

     The stock subject to this Plan shall be the Company's Common Stock (the "Common Stock"), presently authorized but unissued or subsequently acquired by the Company. Subject to adjustment as provided in Section 6, the aggregate amount of Common Stock to be delivered upon the exercise of all options granted under this Plan shall not exceed 1,000,000 shares. If any option granted under this Plan shall expire or be surrendered, exchanged for another option, canceled or terminated for any reason without having been exercised in full, the unpurchased shares subject thereto shall thereupon again be available for purposes of this Plan.

SECTION 4.  ELIGIBILITY

     Any employee of the Company and any employee of any related corporation who, at the time an option is granted, is not a director or officer of the Company shall be eligible to receive options under the Plan.

SECTION 5:  TERMS AND CONDITIONS OF OPTIONS

     Options granted under this Plan shall be evidenced by written agreements which shall contain such terms, conditions, limitations and restrictions as the Plan Administrator shall deem advisable and which are not inconsistent with this Plan. Notwithstanding the foregoing, options shall include or incorporate by reference the following terms and conditions:

     5.1   NUMBER OF SHARES AND PRICE

     The maximum number of shares that may be purchased pursuant to the exercise of each option and the price per share at which such option is exercisable (the "Exercise Price") shall be as established by the Plan Administrator; provided that the Plan Administrator shall act in good faith to establish the Exercise Price.

     5.2   TERM AND MATURITY

     The term of each option shall be as established by the Plan Administrator and, if not so established, shall be 10 years. To ensure that the Company or related corporation will achieve the purpose and receive the benefits contemplated in this Plan, any option granted to any eligible person hereunder ("Optionee") shall, unless the condition of this sentence is waived or modified in the agreement evidencing the option or by resolution adopted at any time by the Plan Administrator, be exercisable according to the following schedule:


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

  Period of Optionee's Continuous
  Relationship With the Company or
  Related Corporation From the Date the    Portion of Total Option That Is
  Option Is Granted                                  Exercisable
  -------------------------------------    -------------------------------
       After one year                                    25%
       Each month thereafter                      an additional 1/48
       After four years                                  100%

     5.3   EXERCISE

     Subject to the vesting schedule described in subsection 5.2, each option may be exercised in whole or in part at any time and from time to time; provided, however, that no fewer than 50 shares (or the remaining shares then purchasable under the option, if less than 50 shares) may be purchased upon any exercise of option rights hereunder and that only whole shares will be issued pursuant to the exercise of any option. Options shall be exercised by delivery to the Company of notice of the number of shares with respect to which the option is exercised, together with payment of the Exercise Price.

     5.4   PAYMENT OF EXERCISE PRICE

     Payment of the option Exercise Price shall be made in full at the time the notice of exercise of the option is delivered to the Company and shall be in cash, bank certified or cashier's check or personal check (unless at the time of exercise the Plan Administrator in a particular case determines not to accept a personal check) for the Common Stock being purchased.

     The Plan Administrator can determine at any time before exercise that additional forms of payment will be permitted. Unless the Plan Administrator in its sole discretion determines otherwise, either at the time the option is granted or at any time before it is exercised, and to the extent permitted by applicable laws and regulations (including, but not limited to, federal tax and securities laws and regulations and state corporate law), an option may be exercised by a combination of cash and/or check (if any) and one or more of the following alternative forms:

          (a) tendering (either actually or by attestation) shares of stock of the Company held by an Optionee having a fair market value equal to the Exercise Price, such fair market value to be determined in good faith by the Plan Administrator; provided, however, that payment in stock held by an Optionee shall not be made unless the stock shall have been owned by the Optionee for a period of at least six


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months (or any shorter period necessary to avoid a charge to the Company's earnings for financial accounting purposes);

          (b) delivery of a full-recourse promissory note executed by the Optionee; provided that (i) such note may, in the sole discretion of the Plan Administrator, bear interest at a rate specified by the Plan Administrator but in no case less than the rate required to avoid imputation of interest (taking into account any exceptions to the imputed interest rules) for federal income tax purposes, and (ii) the Plan Administrator in its sole discretion shall specify the term and other provisions of such note at any time prior to exercise of the option, and (iii) the Plan Administrator may require that the Optionee pledge the Optionee's shares to the Company for the purpose of securing the payment of such note and may require that the certificate representing such shares be held in escrow in order to perfect the Company's security interest, and (iv) the Plan Administrator in its sole discretion may at any time restrict or rescind this right upon notification to the Optionee; or

          (c) delivery of a properly executed exercise notice, together with irrevocable instructions to a broker, all in accordance with the regulations of the Federal Reserve Board, to promptly deliver to the Company the amount of sale or loan proceeds to pay the Exercise Price and any federal, state or local withholding tax obligations that may arise in connection with the exercise.

     5.5   WITHHOLDING TAX REQUIREMENT

     The Company or any related corporation shall have the right to retain and withhold from any payment of cash or Common Stock under this Plan the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company may require an Optionee receiving shares of Common Stock to reimburse the Company for any such taxes required to be withheld by the Company and withhold any distribution in whole or in part until the Company is so reimbursed. In lieu thereof, the Company shall have the right to withhold from any other cash amounts due or to become due from the Company to the Optionee an amount equal to such taxes. The Company may also retain and withhold or the Optionee may elect, subject to approval by the Company at its sole discretion, to have the Company retain and withhold a number of shares having a market value not less than the amount of such taxes required to be withheld by the Company to reimburse the Company for any such taxes and cancel (in whole or in part) any such shares so withheld.


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     5.6  NONTRANSFERABILITY OF OPTIONS

     Options granted under this Plan and the rights and privileges conferred hereby may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or by the applicable laws of descent and distribution, and shall not be subject to execution, attachment or similar process. During an Optionee's lifetime, any options granted under this Plan are personal to him or her and are exercisable solely by such Optionee or a permitted assignee or transferee of such Optionee (as provided below). Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of any option under this Plan or of any right or privilege conferred hereby, contrary to the Code or to the provisions of this Plan, or the sale or levy or any attachment or similar process upon the rights and privileges conferred hereby shall be null and void. Notwithstanding the foregoing, the Plan Administrator may permit an Optionee to (i) during the Optionee's lifetime, designate a person who may exercise the option after the Optionee's death by giving written notice of such designation to the Plan Administrator (such designation may be changed from time to time by the Optionee by giving written notice to the Plan Administrator revoking any earlier designation and making a new designation) or (ii) transfer the option and the rights and privileges conferred hereby; provided, however, that any option so assigned or transferred shall be subject to all the same terms and conditions contained in the instrument evidencing the option.

     5.7   TERMINATION OF RELATIONSHIP

     The Plan Administrator shall determine the terms and conditions under which an option may be exercised following termination of an Optionee's relationship with the Company or any related corporation.

     As used herein, the term "related corporation," when referring to a subsidiary corporation, shall mean any corporation (other than the Company) in, at the time of the granting of the option, an unbroken chain of corporations ending with the Company, if stock possessing 50% or more of the total combined voting power of all classes of stock of each of the corporations other than the Company is owned by one of the other corporations in such chain. When referring to a parent corporation, the term "related corporation" shall mean any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the option, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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     5.8   NO STATUS AS SHAREHOLDER

     Neither the Optionee nor any party to which the Optionee's rights and privileges under the option may pass shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the shares issuable upon the exercise of any option granted under this Plan unless and until such option has been exercised.

     5.9   CONTINUATION OF RELATIONSHIP

     Nothing in this Plan or in any option granted pursuant to this Plan shall confer upon any Optionee any right to continue in the employ or other relationship of the Company or of a related corporation, or to interfere in any way with the right of the Company or of any such related corporation to terminate his or her employment or other relationship with the Company at any time.

SECTION 6.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     The aggregate number and class of shares for which options may be granted under this Plan, the number and class of shares covered by each outstanding option and the exercise price per share thereof (but not the total price) shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock of the Company resulting from a split-up or consolidation of shares or any like capital adjustment, or the payment of any stock dividend.

     6.1   EFFECT OF LIQUIDATION OR REORGANIZATION

           6.1.1  CASH, STOCK OR OTHER PROPERTY FOR STOCK

     Except as provided in subsection 6.1.2, upon a merger (other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger), consolidation, acquisition of property or stock, separation, reorganization (other than a mere reincorporation or the creation of a holding company) or liquidation of the Company, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for or in connection with their shares of Common Stock, any option granted hereunder shall terminate, but the Optionee shall have the right immediately prior to any such merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation to exercise such Optionee's option in whole or in part whether or not the vesting requirements set forth in the option agreement have been satisfied.


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           6.1.2  CONVERSION OF OPTIONS ON STOCK FOR STOCK EXCHANGE

     If the shareholders of the Company receive capital stock of another corporation ("Exchange Stock") in exchange for their shares of Common Stock in any transaction involving a merger, consolidation, acquisition of property or stock, separation or reorganization, all options granted hereunder shall be converted into options to purchase shares of Exchange Stock unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine that any or all such options granted hereunder shall not be converted into options to purchase shares of Exchange Stock but instead shall terminate in accordance with the provisions of subsection 6.1.1; provided, however, that all options granted hereunder shall be converted automatically into Exchange Stock in (i) a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of Common Stock in the surviving corporation immediately after the merger, (ii) a mere reincorporation, or (iii) the creation of a holding company. The amount and price of converted options shall be determined by adjusting the amount and price of the options granted hereunder in the same proportion as used for determining the number of shares of Exchange Stock the holders of the Common Stock receive in such merger, consolidation, acquisition of property or stock, separation or reorganization. The converted options shall retain the vesting requirements applicable to the options granted hereunder, unless the Company and the corporation issuing the Exchange Stock, in their sole discretion, determine otherwise.

     6.2   FRACTIONAL SHARES

     In the event of any adjustment in the number of shares covered by any option, any fractional shares resulting from such adjustment shall be disregarded and each such option shall cover only the number of full shares resulting from such adjustment.

     6.3   DETERMINATION OF BOARD TO BE FINAL

     All Section 6 adjustments shall be made by the Board, and its determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive.

SECTION 7.  SECURITIES REGULATION

     Shares shall not be issued with respect to an option granted under this Plan unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, any applicable state securities laws, the Securities Act of 1933, as


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NONOFFICER EMPLOYEE STOCK OPTION PLAN                                     Page 7
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amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance, including the availability, if applicable, of an exemption from registration for the issuance and sale of any shares hereunder.

SECTION 8.  AMENDMENT AND TERMINATION

     8.1   BOARD ACTION

     The Board may amend, suspend or terminate this Plan at any time.

     8.2   TERM OF THIS PLAN

     Unless sooner terminated by the Board, this Plan shall terminate ten years from the date on which this Plan is adopted by the Board. No option may be granted after such termination or during any suspension of this Plan. The amendment or termination of this Plan shall not, without the consent of the option holder, alter or impair any rights or obligations under any option theretofore granted under this Plan.

SECTION 9.  EFFECTIVENESS OF THIS PLAN

     This Plan shall become effective upon adoption by the Board.

     This Plan was adopted by the Board of Directors on October 29, 1997.


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NONOFFICER EMPLOYEE STOCK OPTION PLAN                                     Page 8